XUHANG HOLDINGS LIMITED Investor Presentation March 2024 Issuer Free Writing Prospectus dated March 14, 2024 Filed Pursuant to Rule 433 of the Securities Act of 1933, as amended Relating to Preliminary Prospectus dated February 29, 2024 Registration Statement No. 333-271029

Free Writing Prospectus Legal Disclaimer This free writing prospectus relates to the proposed public offering of ordinary shares (“Ordinary Shares”) of XUHANG HOLDINGS LIMITED (“we”, “us”, or “our”) and should be read together with the Registration Statement on Form F-1, as amended (File No. 333-271029) (the “Registration Statement”), we filed with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this presentation relates. The Registration Statement has not yet become effective. Before you invest, you should read the preliminary prospectus included in the Registration Statement (including the risk factors described therein) and other documents we have filed with the SEC in their entirety for more complete information about us and the offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov. You may also request a copy of the preliminary prospectus and the final prospectus (when available) from the representative of the underwriters in this offering by contacting in writing at Univest Securities, LLC, 75 Rockefeller Plaza, Suite 18C, New York, NY10019, or via email at info@univest.us, or by contacting us via email at ir@navrise.com. This presentation shall not constitute an offer to sell, or the solicitation of an offer to buy, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction. The offering will only be made by means of the Registration Statement of which the preliminary prospectus forms a part. All information included in this presentation is as of the date of the preliminary prospectus dated February 29, 2024, unless otherwise stated.

Forward-Looking Statements This presentation contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this presentation. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items; our ability to execute our growth, and expansion, including our ability to meet our goals; current and future economic and political conditions; our capital requirements and our ability to raise any additional financing which we may require; our ability to attract clients and further enhance our brand recognition; our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business; trends and competition in the new media integrated content marketing industry and the digital advertising industry; and other assumptions described in this presentation underlying or relating to any forward-looking statements. We describe certain material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this presentation, whether as a result of new information, future events, changes in assumptions, or otherwise. The forward-looking statements made in this presentation relate only to events or information as of the date on which the statements are made in this presentation. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this presentation and the documents that we refer to in this presentation and have filed as exhibits to the Registration Statement completely and with the understanding that our actual future results may be materially different from what we expect.

Offering Summary Issuer XUHANG HOLDINGS LIMITED Securities Being Offered Ordinary Shares Offering Type Initial Public Offering Proposed Listing / Ticker Nasdaq Global Market / SUNH Amount Being Offered 2,750,000 Ordinary Shares (based upon an assumed initial public offering price of $4.00 per Ordinary Share) (or 3,162,500 Ordinary Shares, assuming the underwriter exercises its over-allotment option in full) Assumed Initial Public Offering Price $4.00 per Ordinary Share Gross Proceeds $11.00 million (or approximately $12.65 million assuming the underwriter exercises its over-allotment option in full) Use of Proceeds •   Approximately 50% for expanding business to further improve our integrated marketing services; Approximately 20% for investing in technology research and development; Approximately 20% for mergers and acquisitions of high-quality companies within the same industry, as well as upstream and downstream entities across the new media integrated content marketing value chain; and Approximately 10% for working capital and for other general corporate purposes Lock-up Agreements Six months for all directors, officers and principal shareholders holding 5% or more of the Ordinary Shares Representative of the Underwriters Univest Securities, LLC

Table Of Contents Company Overview Part 2 Investment Highlights Part 3 Industry Overview Part 4 Growth Strategies Part 5 Financial Highlights P. 6-10 P. 11-19 P. 20-24 P. 25 P. 26-28 Part 1

Company Overview We are a content-driven marketing service provider that offers a package of integrated marketing solutions across a broad range of distribution channels with a primary focus on new media content marketing. Who We Are What We Offer Creating and distributing relevant, engaging, and valuable content to attract and retain audiences to promote brands and sell products and services. New Media Integrated Content Marketing Services (since 2017) Digital Advertising Services (since 2014) Emphasizing the need to choose better-matched ad distribution channels with the target audience to maximize marketing effectiveness. 174 Million Internet Followers* 1,000 We-Media Accounts* Wechat Toutiao Weibo Douyin Kuaishou Xiaohongshu 5,000+ Live Streaming Sales Events** 167+ Billion Views Short Videos & Advertorials* 1,180+ Local Life Live Broadcasts** We-media Platforms* 468 Marketer Base*** Note: * As of August 31, 2023. ** As of October 31, 2023. *** As of September 30, 2023. All marks are trademarks or registered trademarks of their respective owners. The display of trademarks here in does not imply that a license of any kind has been granted. See offering documents for risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

New Media Integrated Content Marketing Services Principal Models Services Service-to-Business (S2B) Service-to-Platform (S2P) Integrated Marketing Services Provide creative marketing services to marketers by producing entertaining and trendy marketing content and publishing them via their self-operated and cooperative we-media accounts. Plan, organize, and implement live streaming events on behalf of marketers for promoting their products or services on high-profile media platforms. Live Streaming Services Affiliated Business License self-developed software products and services to marketing agencies. Cooperate with cultural institutions to issue IP-based digital products on e-commerce platforms. Online Traffic Services Help generate or direct user traffic to large Internet media platforms by editing and producing captivating short videos based on authorized TV dramas, movies, and variety shows, and posting such short videos on high-profile video-sharing platforms. Fees Non-performance-based Service Fees Performance-based Service Fees Performance-based Service Fees See offering documents for risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Digital Advertising Services Our digital advertising services emphasize the need to choose better-matched ad distribution channels with the target audience to maximize marketing effectiveness. Advertisers App developers & operators Advertising agents Users The Ads will take turns being displayed at regular intervals. Upon clicking on an Ad, the user is directed to download the promoted application. The user will be asked whether to install the promoted application after the download has been completed.* Xuhang SDK-embedded Apps Upload the advertisers’ applications, which are contracted to be promoted, to our deployment backend system. Such Ads will be shown when users run the Xuhang SDK-embedded Apps on mobile terminals. Note: * We DO NOT collect any personal information about users, including demographics, geographic location, gender, personal interest, or other online behavioral patterns, except for the International Mobile Equipment Identity (“IMEI”) number of a mobile device. The IMEI number is a 15-digit number unique to each device and does not contain any personal information about users. See offering documents for risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Advertising Samples New Media Integrated Content Marketing Services Digital Advertising Services See offering documents for risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Our Clients Our clients include large Internet platform companies and small- to medium-sized local businesses in all segments of urban life, including catering, entertainment, and travel. All marks are trademarks or registered trademarks of their respective owners. The display of trademarks here in does not imply that a license of any kind has been granted. See offering documents for risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Investment Highlights Visionary and experienced management and business teams with strong technical and operational expertise Solid marketer base spanning a wide range of industries Business expansion mode through cooperation with local state-owned enterprises Full stack technology solutions for new media businesses Diverse network of we-media accounts with hundreds of millions of followers Capability to offer a package of integrated marketing solutions of various forms Content-driven new media integrated marketing enabled by our expertise in advertising idea creation and content production All marks are trademarks or registered trademarks of their respective owners. The display of trademarks here in does not imply that a license of any kind has been granted. See offering documents for risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Content-Driven New Media Integrated Marketing Enabled by Our Expertise in Advertising Idea Creation and Content Production We are early movers focusing on content marketing by leveraging the increasing popularity of we-media platforms. Our expertise in content production sets us apart from our competitors. Note: * As of September 30, 2023. ** As of August 31, 2023. Content Production Team Content Creation & Production 18,847 117 5.2+ Million Advertorials** Employees In Content Production and Operation Team * Short Videos** Senior media professionals Senior marketers Professionals in design, journalism, and writing Professional, intriguing, and approachable content and marketing ideas Creative marketing services for merchants and brands Entertaining and fashionable marketing content Online traffic services to Internet media platforms See offering documents for risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Capability to Offer a Package of Integrated Marketing Solutions of Various Forms We are committed to providing customers with a package of integrated marketing solutions through multiple marketing channels and in different forms. With our diverse marketing services, we help marketers reach their target audiences and maximize their return on marketing investment. Writing Advertorials Creative Marketing Planning Consultation Producing Promotional Videos Operating Social Media Accounts Organizing Offline Marketing Activities Implementing Live Streaming Sales Our Diverse Marketing Services See offering documents for risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Diverse Network of We-Media Accounts with Over One Hundred Million Followers Our high-quality and diverse network of we-media accounts, including self-operated and cooperative we-media accounts, is crucial to our business. 49.87 Million followers* 37.69 Million followers* 55.82 Million followers* 18. 28 Million followers* 6.73 Million followers* 5.51 Million followers* Toutiao Douyin Baijiahao Kuaishou Wechat Public Account Dayu Bilibili Qi’e Hao Note: * As of August 31, 2023. All marks are trademarks or registered trademarks of their respective owners. The display of trademarks here in does not imply that a license of any kind has been granted. 1,000+ 174 Million New Media Accounts on Multi-platforms* Internet Followers* See offering documents for risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Full Stack Technology Solutions for New Media Businesses We Provide Full-stack Technology Solutions with an Experienced IT R&D Team. Developed Software* Xuhang Live Streaming E-commerce Cloud Xuhang Conference Cloud Tanshuo Xuhang Local Life Applications Self-developed Technologies Low Code Cloud-Based Platforms User-Experience Driven Development Development Efficiency Platform Stability Note: * We have licensed self- developed software products and services to third-party businesses. See offering documents for risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Business Expansion Mode Through Cooperation with Local State-Owned Enterprises Five Star Project Companies Established ** 33 Customers served * RMB4.7 million in revenue Generated * 2. To cater to the growing demand for digital marketing in traditional industries due to the COVID-19 pandemic 1. To fully utilize our expertise in digital marketing 3. To capitalize on local governments’ desire to promote local economic growth through digital marketing Responsible for Day-to-Day Operations Financial Support Business Referrals Business Premises Tax Benefits Profit Sharers Local Government Star Project Launched in 2020 Note: * As of September 30, 2023. ** As of the date of this presentation. See offering documents for risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Solid Marketer Base Spanning a Wide Range of Industries Our marketer base includes media platforms and corporate clients. The industries of our marketer base vary from: E-commerce Commercial Complex Retailing Catering Online Media Platforms Tourism Leisure and Entertainment Games Apps The Number of Marketers Note: All marks are trademarks or registered trademarks of their respective owners. The display of trademarks here in does not imply that a license of any kind has been granted. See offering documents for risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Visionary and Experienced Management and Business Teams with Strong Technical and Operational Expertise Mr. Xiao has served as our Chairman of the Board of Directors since February 2023, Chief Executive Officer since September 2022 and director since June 2020. Mr. Xiao has served as the Chairman of the Board of Directors and General Manager and the founder of Hangzhou Xuhang Network Technology Co., Ltd. since September 2014. Mr. Xiao has extensive experience in mobile Internet marketing, particularly in product development and technical analysis. Mr. Xiao served as a Senior Product Manager at Sky-mobi Limited (formerly Nasdaq: MOBI), which is a mobile application store operator and was the first Chinese Internet marketing company listed on Nasdaq from June 2010 to December 2011. Mr. Xiao co-founded and served as the Chief Operating Officer at Hangzhou Zhenqu Network Technology Co., Ltd., a company specializing in mobile advertisement placement and game services, which was subsequently acquired in 2015 by Meisheng Cultural and Creative Co., Ltd, a company listed on China’s Shenzhen Stock Exchange (SZ: 002699) from January 2012 to August 2014. Mr. Xiao received his Bachelor’s degree in Weapon Systems and Engineering from Nanjing University of Science and Technology in 2010. Mr. Tianhang Xiao Chief Executive Officer, Director, and Chairman of the Board of Directors Mr. Lei Chen Mr. Chen has served as our Chief Financial Officer since January 2024. Mr. Chen has around 20 years of experience in finance and accounting. Mr. Chen served as the chief financial officer of Ebang International Holdings Inc., a Bitcoin mining machine company listed on Nasdaq (Nasdaq: EBON), responsible for overseeing the company’s financial management from April 2020 to May 2021. Mr. Chen served as the chief financial officer of JHP Fintech Inc., a fintech service provider in the area of housing provident fund, focusing on the online consumer finance market in the PRC, where he was in charge of the company’s overall financial management from January 2019 to June 2019. Mr. Chen received his bachelor’s degree in English for International Business from Guangdong University of Foreign Studies in July 2003. Mr. Chen has been a member of the Chinese Institute of Certified Public Accountants since December 2009. Mr. Lei Chen Chief Financial Office Mr. Wang has served as our Chief Technology Officer since January 2024. Mr. Wang has a deep understanding of product architecture design, user experience, and research and development, as an expert in technology development for over 20 years. Mr. Wang has served as the chief technology officer at Hangzhou Xuhang Network Technology Co., Ltd., responsible for planning and developing the company’s information systems, overseeing software solution implementation and delivery, and managing software development teams since May 2021. Mr. Wang served as a general manager at Hangzhou Boyiyuan E-commerce Co., Ltd., responsible for overseeing the company’s technology strategy and business management from August 2019 to April 2021. Mr. Wang served as a product director at Hangzhou Zhuliyan Network Technology Co., Ltd., where he was in charge of the company’s core product development and management from February 2018 to June 2019. Mr. Wang received his bachelor’s degree in Chemistry from Fudan University in 2001. Mr. Xiaowen Wang Chief Technology Officer Mr. Jiang has extensive experience in corporate management and business development. Mr. Jiang has served as our Chief Operating Officer since January 2024 and will serve as director starting immediately prior to the effectiveness of the registration statement. Mr. Jiang has served as a director of Jimeng (Hangzhou) Co., Ltd. since June 17, 2022 and of Fubao (Hangzhou) Enterprise Management Consulting Partnership since June 8, 2023.  Mr. Jiang has served as a deputy general manager at Hangzhou Xingkong, one of our PRC subsidiaries, responsible for the market expansion of the company since September 2019. Mr. Jiang served as the general manager at Zhejiang Youxi Enterprise Consulting Management Co., Ltd., responsible for the company’s overall management and operations from January 2018 to August 2019. Mr. Jiang served as a deputy general manager at Zhejiang Xitang Technology Co., Ltd., responsible for the company’s market expansion and business development from September 2016 to May 2017. Mr. Jiang received his associate degree in Mechanical Metrology and Testing from China Jiliang University in July 1993. Mr. Yu Jiang Chief Operating Officer & Director Appointee See offering documents for risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Independent Directors Mr. Wang has served as the chief financial officer of Phoenix Motor, Inc. (Nasdaq: PEV), a U.S.-based electric vehicle manufacturer that designs and produces electric trucks and buses, where he is responsible for the company’s overall financial management, including accounting, budgeting, and financial reporting since June 2021. Mr. Wang served as the senior vice president of finance of SPI Energy Co., Ltd (Nasdaq: SPI) and the interim chief financial officer of Phoenix Motor, Inc from November 2020 to June 2021. Mr. Wang served as the chief executive officer of Redwood Group International, a Hong Kong-based merchant bank focused on Greater-China growth and venture opportunities from February 2017 to November 2020. Mr. Wang has served an independent director of IT Tech Packaging Inc. (NYSE: ITP) since October 2009. Mr. Wang received his bachelor’s degree in English from the University of Science and Technology, Beijing in 1994 and his MBA degree in Finance and Corporate Accounting from the University of Rochester in 2002. Mr. Wenbing Wang Independent Director Appointee Mr. Lyu has over a decade of experience in corporate finance and public company management and has served as the chief financial officer of Heyu Biological Technology Corporation, where he is responsible for the company’s overall financial management and investment management since November 2021. Mr. Lyu served as an independent director of U Power Limited (Nasdaq: UCAR) from March 2023 to February 2024. Mr. Lyu held the position of financial controller at Building Dreamstar Technology Inc. between August 2020 and October 2021. Mr. Lyu was the board secretary at Metalpha Technology Holding Limited (Nasdaq: MATH) (formerly known as Dragon Victory International Limited (Nasdaq: LYL) from December 2017 to April 2019. Mr. Lyu was the board secretary at Hailiang Education Group Inc. (Nasdaq: HLG) from 2014 to August 2017. Mr. Lyu received his bachelor’s degree in International Investment from Wuhan University in 2001, and his master’s degree in Finance from the National Economics Department of Albert-Ludwigs-Universität Freiburg in 2008. Mr. Lyu holds a Certificate of Board Secretary from the Shenzhen Stock Exchange. Mr. Bo Lyu Independent Director Appointee Prof. Wang has been an independent director of Guangyu Group Co., Ltd. (SSE: 002133), a company primarily engaged in the development, construction, and sale of residential and commercial properties, since November 2022. Prof. Wang has served as a Professor of Marketing and Digital Strategy, as well as a Ph.D. supervisor at the School of Management, Zhejiang University (“ZJU”) since January 2018. Prof. Wang also currently serves as (i) an assistant dean of the School of Management, ZJU, (ii) a deputy director of the Neuromanagement Laboratory, ZJU, (iii) a director of the Chinese Society of Technology Economics, and (iv) a member of the editorial board for the Journal of Behavioral Sciences. Prof. Wang has presided over a number of research projects funded by the National Natural Science Foundation of China, and has published a series of research results in top-tier international and PRC academic journals. Prof. Wang has won four Second Prizes of Science and Technology Progress Award of Zhejiang Province and one First Prize of National Commercial Science and Technology Progress Award in China. Prof. Wang received his Ph.D. in Management Science and Engineering from ZJU in 2008, and he is also a postdoctoral fellow at the University of Macau (from August 2011 to September 2011) and a visiting scholar of the Global Center for Mobile Big Data and Artificial Intelligence of Temple University in the U.S. (from January 2017 to December 2017). Prof. Xiaoyi Wang Independent Director Appointee See offering documents for risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Industry Overview Advertisers Integrated Marketing Services Providers Distribution Channel Providers Consumers Major Role Core Value Market Participants Product or service providers with specific marketing demands Create marketing strategies to build up brand images or increase sales Clarify the requirements of marketing solutions Choose appropriate marketing solutions providers that satisfy their marketing goals Companies in various industries, includes: Automobile Beauty products Apparel, etc. Formulate integrated marketing plan for the advertisers Being responsible for the execution of experiential marketing campaigns and advertisement-based campaigns Ongoing daily brand communication Deeply understand the advertisers’ marketing requirements Create integrated marketing solutions incorporating multiple channels and activities Plan and purchase advertisement spots on appropriate media to maximize the market impact Global 4A companies Local integrated marketing services providers Specialized marketing service providers Display advertisements Track public opinions on the products and services offered by advertisers Operate and maintain media influence Acquire a growing number of users and increase frequency of engagement for the media Digital Media: E-Commerce platforms, social media, etc. Offline Media: magazine, TV, out-of-door media, etc. Person to purchase the products or services offered by advertises Make purchase decision based on available information Exposed to various marketing information in daily life Households Individuals Value Chain Analysis of the Integrated Marketing Industry Market Players Source: Frost & Sullivan Analysis and Estimates See offering documents for risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Industry Overview Forecast CAGR Total Personal Computer Mobile 2016-2020 30.7% 7.9% 45.1% 2020-2025E 15.0% 1.4% 18.0% RMB Billion Digital Marketing Market Breakdown by Terminal, China (2016-2025E) Personal Computer Source: Frost & Sullivan Analysis and Estimates See offering documents for risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Industry Overview We-Media Marketing Market, China (2016-2025E) CAGR 2016-2020 2020-2025E We-Media Marketing Market 50.2% 26.2% RMB Billion Note: The market size refers to sum of revenue generated by live streaming platforms and short-video platforms. Source: Frost & Sullivan Analysis and Estimates See offering documents for risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Market Drivers & Entry Barriers Market Drivers Entry Barriers Consumption Upgrade Promotes Rising Brand Awareness of Consumers Abundant Industry Expertise Technological Innovations Enable Better Integrated Marketing Experiences and Performance Integrated Marketing Industry Evolves More Diverse Tools and Channels Client and Media Resources Accumulation Application of Marketing Technology Source: Frost & Sullivan Analysis and Estimates See offering documents for risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Industry Future Trends 2 3 4 1 Technology-enabled Integrated Marketing Performance-based Marketing Solutions Comprehensive Utilization of Multiple Media and Marketing Channels More Diversified Advertisers Source: Frost & Sullivan Analysis and Estimates See offering documents for risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Growth Strategies Further Expand Our Business Scale and Secure New Marketers Further Expand We-Media Resources Continue to Invest in Technology Research and Development to Develop and Commercialize New Software Systems and Expand Business and Profitability Pursue Additional Strategic and Financially Attractive Acquisitions See offering documents for risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Financial Highlights Revenue Digital Advertising Services New Media Integrated Content Marketing Services +1.4% 471.4 478.0 Revenue RMB Millions Profit Margin +0.8% RMB Millions RMB Millions RMB Millions Note: Our historical financial and operating results are not indicative of our future performance and our financial and operating results may fluctuate. The numbers are derived from the company's audited and unaudited financial statements. Net Income Digital Advertising Services New Media Integrated Content Marketing Services Profit Margin Net Income +3.1% 339.3 349.9 +4.9% See offering documents for risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Financial Highlights Gross Profit Gross Margin Gross Profit RMB Millions RMB Millions RMB Millions Note: Our historical financial and operating results are not indicative of our future performance and our financial and operating results may fluctuate. The numbers are derived from the company's audited and unaudited financial statements. +24.4% -8.6% +28.4% RMB Millions RMB Millions RMB Millions Digital Advertising Services New Media Integrated Content Marketing Services Gross Profit Gross Margin Digital Advertising Services New Media Integrated Content Marketing Services -4.8% -8.6% +40.0% See offering documents for risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Financial Highlights Cost of Revenue Cost of Revenue -8.5% -45.6% +5.7% Cost of Revenue Cost of Revenue RMB Millions RMB Millions RMB Millions RMB Millions RMB Millions Digital Advertising Services New Media Integrated Content Marketing Services Digital Advertising Services New Media Integrated Content Marketing Services +7.3% +13.3% +6.2% Note: Our historical financial and operating results are not indicative of our future performance and our financial and operating results may fluctuate. The numbers are derived from the company's audited and unaudited financial statements. See offering documents for risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Contact Email: ir@navrise.com Tel: +86-0571-88583100 Address: Building 2, Shangtanghe 198 Cultural and Creative Park, 198 Shenban Road Gongshu District, Hangzhou City, Zhejiang Province, China, 310000 Issuer XUHANG HOLDINGS LIMITED Representative of the Underwriters Univest Securities, LLC Email: info@univest.us Tel: +1-212-343-8888 Address: 75 Rockefeller Plaza, Suite 18C, New York, NY 10019